Exhibit 99.1

BIOLASE ANNOUNCES POSTIVE PRELIMINARY REVENUE RESULTS FOR 2021 FOURTH QUARTER; ENTERS 2022 WITH SIGNIFICANT MOMENTUM

Foothill Ranch, Calif., January 10, 2022 – BIOLASE, Inc. (NASDAQ: BIOL), the global leader in dental lasers, today announced preliminary 2021 fourth quarter revenue results that are significantly above fourth quarter revenue for both 2020 and pre-COVID 2019. The Company will announce the results for the fourth quarter and full year ended December 31, 2021 in the first half of March 2022.

The Company believes it is well positioned with its industry-leading dental lasers to leverage and capitalize upon the momentum it generated throughout 2021. Below are preliminary fourth quarter results along with a recap of the Company’s 2021 key accomplishments and anticipated operational and product milestones as the Company looks to execute its business plan to increase adoption of BIOLASE’s laser products by new and existing customers and dental specialists.

Preliminary 2021 Fourth Quarter Results

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Revenue is expected to be in the range of $12.2 million to $12.5 million, up 44% to 47% over the fourth quarter 2020 results and up 20% to 23% over the fourth quarter 2019 pre-COVID results
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BIOLASE continued to gain momentum with new customers and dental specialists during the quarter
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Approximately 90% of BIOLASE’s sales territories were fully staffed at the end of the quarter
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BIOLASE received approval for its new EdgePRO laser, which it developed with EdgeEndo, a global leader in commercializing products for the endodontics market
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Cash and cash equivalents are expected to be approximately $30.0 million at year end, which the Company believes will be sufficient to execute BIOLASE’s multi-year growth strategy

Meaningful Accomplishments Throughout 2021

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Executed agreement with Dental Care Alliance (DCA), one of the largest dental support organizations (DSO) in the United States with more than 330 affiliated practices in 20 states, to expand laser adoption and hands-on training programs in targeted geographies
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Demonstrated leadership in creating awareness of the benefits of laser dentistry through over 400 webinars, events, study clubs and trainings in 2021
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Two prestigious dental journals, the International Journal of Periodontics & Restorative Dentistry and Lasers in Medical Science, demonstrated that BIOLASE's Waterlase Er,Cr:YSGG laser technology can be beneficial for the management of peri-implantitis
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Strengthened balance sheet with $14M of funding to further drive long-term growth strategy
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John Beaver, who was critical in driving the effort to strengthen the Company’s balance sheet, was named CEO and President, and is spearheading the current growth strategy
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Launched several Specialist Communities – Waterlase Perio, Waterlase Pediatric Dental, Waterlase Endo, and Epic Hygiene Academies – to expand the awareness of the benefits of dental lasers to dental specialists’ communities
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Collaborated with EdgeEndo on the co-development of the EdgePro, BIOLASE’s first OEM project, and a next-generation Laser-Assisted Microfluidic Irrigation device for endodontists
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Received FDA clearance for EdgePro, expanding the Company’s presence and relationships with the endodontists that we believe will further the Company’s goal of making Waterlase technology the standard of care in endodontics
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Completed the newest version of the RAPID endo protocol, the first update of our endo protocol since 2007

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Formed a clinical advisory partnership with Dr. L. Stephen Buchanan to help expand laser adoption and increase hands-on training programs with one of the global leaders in endodontics
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Appointed three new members of our Board of Directors: Drs. Kathleen T. O'Loughlin, Carol Gomez Summerhays, and Martha Somerman

Anticipated 2022 Key Operational and Product Milestones to Position the Company for Long-Term Growth and Success

The Company expects to:

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Continue to grow laser and consumable revenue in 2022 through continued adoption by the dental community including general dentists, dental specialists, dental hygienists, and group practice entities
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Expand participation in our dental specialist and hygiene academies to expand awareness of BIOLASE lasers
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Increase sales and marketing efforts through more education regarding the benefits of BIOLASE technology for patients
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Enhance continued support of quality research with five sponsored studies expected to be published in 2022
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Sign at least one more significant DSO customer in 2022
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Expand its revenue base through its OEM partnership with EdgeEndo

"Our anticipated strong fourth quarter performance reflects the rising demand for our industry-leading dental lasers and increased adoption by new customers including general dentists and specialists," commented John Beaver, President and Chief Executive Officer.

“Over the past 12 months, we have formed specialist academies to expand the awareness of the benefits of our laser to dental specialists. Specifically, we have launched specialist academies for endodontists, periodontists, pediatric dentists, and dental hygienists to drive further adoption of our laser technology. The market opportunity that exists for BIOLASE within each of these communities is very meaningful. I believe these initiatives, along with continued success of our Waterlase Exclusive Trial Programs and our continued penetration into the DSO market, positions us well for significant revenue growth in 2022.

“We remain excited because only about 7% of the U.S. dental community currently uses dental lasers, and with every one percentage point increase in adoption of laser technology, we estimate it can generate an additional $50 million in potential revenue for BIOLASE,” concluded Mr. Beaver.

About BIOLASE

BIOLASE is a medical device company that develops, manufactures, markets, and sells laser systems in dentistry and medicine. BIOLASE's products advance the practice of dentistry and medicine for patients and healthcare professionals. BIOLASE's proprietary laser products incorporate approximately 300 patented and 35 patent-pending technologies designed to provide biologically and clinically superior performance with less pain and faster recovery times. BIOLASE's innovative products provide cutting-edge technology at competitive prices to deliver superior results for dentists and patients. BIOLASE's principal products are revolutionary dental laser systems that perform a broad range of dental procedures, including cosmetic and complex surgical applications. BIOLASE has sold over 41,200 laser systems to date in over 80 countries around the world. Laser products under development address BIOLASE's core dental market and other adjacent medical and consumer applications.

For updates and information on Waterlase iPlus®, Waterlase Express™, and laser dentistry, find BIOLASE online at www.biolase.com, Facebook at www.facebook.com/biolase, Twitter at www.twitter.com/biolaseinc, Instagram at www.instagram.com/waterlase_laserdentistry, and LinkedIn at www.linkedin.com/company/biolase.

BIOLASE®, Waterlase®, and Waterlase iPlus® are registered trademarks of BIOLASE, Inc.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains forward-looking statements, as that term is defined in the Private Litigation Reform Act of 1995, that involve significant risks and uncertainties, including statements regarding the expected timing of the release of fourth quarter and full year 2021 results, estimated fourth quarter 2021 results, anticipated cash needs, the anticipated effects of BIOLASE’s relationships with endodontists, anticipated 2022 key operational and product milestones and expectations with respect to future revenue growth. Forward-looking statements can be identified through the use of words such as may,” “might,” “will,” “intend,” “should,” “could,” “can,” “would,” “continue,” “expect,” “believe,” “anticipate,” “estimate,” “predict,” “outlook,” “guidance,” “potential,” “plan,” “seek,” and similar expressions and variations or the negatives of these terms or other comparable terminology. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect BIOLASE’s current expectations and speak only as of the date of this release. In particular, there can be no assurance that BIOLASE’s actual fourth quarter 2021 results will not differ, perhaps substantially, from the preliminary results contained in this press release. BIOLASE has not completed its fourth quarter and full year 2021 closing and review process, and the final results for the fourth quarter 2021 may differ, perhaps substantially, from the statements made in this press release. During the course of preparing our financial statements and during our review process, we may identify items that would require us to make adjustments that may be material to the amounts described in this press release. These adjustments may also affect the expectations discussed in this press release.

Actual results may differ materially from BIOLASE’s current expectations depending upon a number of factors. These factors include, among others, the coronavirus (COVID-19) and the effects of the pandemic and actions taken in connection therewith, adverse changes in general economic and market conditions, competitive factors including but not limited to pricing pressures and new product introductions, uncertainty of customer acceptance of new product offerings and market changes, risks associated with managing the growth of the business, and those other risks and uncertainties that are described in the "Risk Factors" section of BIOLASE's most recent annual report on Form 10-K and quarterly report on Form 10-Q for the quarter ended June 30, 2021 filed with the Securities and Exchange Commission. Except as required by law, BIOLASE does not undertake any responsibility to revise or update any forward-looking statements.

For further information, please contact:

BIOLASE, Inc.

John R. Beaver, President and Chief Executive Officer

833-BIOLASE

jbeaver@biolase.com

or

EVC Group LLC

Michael Polyviou / Todd Kehrli

(732) 933-2754

mpolyviou@evcgroup.com / tkehrli@evcgroup.com